Exhibit 99.1

Contact:  Marcus Smith (425) 951-1398

SONOSITE ANNOUNCES PRELIMINARY FOURTH QUARTER 2010 REVENUE RESULTS:

RECORD QUARTERLY REVENUES OF $89 Million, UP 27% VERSUS FOURTH QUARTER 2009

US Sector Achieves an All Time High in Quarterly Revenues of $40 Million, Up 35%
VisualSonics (VSI) Acquisition Delivers Second Consecutive Strong Quarter
Company Experienced Improving Momentum and Market Dynamics

BOTHELL, WA – January 10, 2011 – SonoSite, Inc. (Nasdaq: SONO), the world leader and specialist in bedside and point-of-care ultrasound, today announced preliminary revenue results for the fourth quarter and year ended December 31, 2010.

Revenue for the fourth quarter was approximately $89 million, an increase of 27% for the quarter. Full-year 2010 revenue reached $275 million compared to $227 million in 2009, an increase of 21%.

VisualSonics revenue was $8.8 million for the quarter, representing the second consecutive strong performance since the company was acquired in June 2010.

SonoSite revenue, excluding VSI, was approximately $80 million, an increase of 15% compared to the fourth quarter of 2009, and $257 million for the full-year, an increase of 13%.

COMMENTARY

“We accelerated right through the finish line and saw tangible signs of improving momentum,” said Kevin M. Goodwin, SonoSite’s President and CEO. “We ended the year with a record breaking revenue performance and improved results across the business. We saw solid growth across our core point-of-care markets, an improvement in impedance cardiography (ICG) sales, and despite some country market issues, we stabilized internationally, and solidly exceeded our internal revenue expectations.  The VisualSonics business delivered solid results with revenues exceeding internal targets alongside a strengthening outlook.”

Mr. Goodwin continued, “During 2010, we accelerated into the rapidly changing US healthcare reform dynamics and executed on our evolving strategy for the US, resulting in US revenue that was up 23% for the year.”

 “We took actions throughout the year to improve our operating efficiency, and we expect this strong revenue growth to flow through to earnings performance,” said Marcus Y. Smith, SonoSite’s Chief Financial Officer. “We made investments in growth initiatives, acquisitions, and partnerships, as well as restructuring charges to position ourselves for greater revenue growth and operating leverage going forward.”

These estimates are preliminary. SonoSite plans to report complete fourth quarter and 2010 financial results on February 17, 2011 after the close of the financial market.

SonoSite will also be presenting at the 29th Annual JP Morgan Healthcare Conference on Wednesday, January 12, 2011 at 9:30 am Pacific Time, which will be webcast live. An audio replay will be available for 30 days following and can be accessed via SonoSite’s website at www.sonosite.com/investorinformation/webcasts.

Conference Call Information

SonoSite will hold a conference call on February 17, 2011 at 1:30 pm PT/4:30 pm ET.  The call will be broadcast live and can be accessed via http://www.sonosite.com/company/investors. A replay of the audio webcast will be available beginning February 17th at 5:30 pm PT and will be available until March 3rd at 9:59 pm PT by dialing (719) 457-0820 or toll-free (888) 203-1112. The confirmation code 2745372 is required to access the replay. The call will also be archived on SonoSite’s website.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in bedside and point-of-care ultrasound and an industry leader in ultra high-frequency micro-ultrasound technology and impedance cardiography equipment. Headquartered near Seattle, the company is represented by fourteen subsidiaries and a global distribution network in over 100 countries. SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high-performance ultrasound to the point of patient care.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to our future financial position and operating results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance, are based on potentially inaccurate assumptions and are subject to known and unknown risks and uncertainties, including, without limitation, the risk that the acquisition of VisualSonics will not yield the expected potential benefits, our ability to manufacture, market and sell our newest products, our ability to manage expenses, spending patterns in the hospital market, healthcare reform,  prolonged adverse conditions in the U.S. or world economies or SonoSite’s industry and the other factors contained in Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.